EXHIBIT 10.21(b)

                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT



     This First Amendment to Amended and Restated Employment Agreement (the "Amendment") is made and entered into as of the 26th day of March, 1998 by and between Casey's General Stores, Inc., an Iowa corporation (the "Company") and Donald F. Lamberti ("Lamberti").

     WHEREAS, the Company and Lamberti are parties to an Amended and Restated Employment Agreement dated as of October 24, 1997 (the "Original Agreement"), providing for Lamberti's employment as Chief Executive Officer of the Company under the terms and conditions set forth therein; and

     WHEREAS, the Company and Lamberti have agreed that, effective as of May 1, 1998, Ronald M. Lamb shall serve as Chief Executive Officer of the Company and that Lamberti will continue to serve the Company as the Chairman of the Executive Committee.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, the parties hereto agree as follows:

     1.  AMENDMENT OF SECTION 3 OF ORIGINAL  AGREEMENT.  The first  paragraph of
Section 3 of the Original Agreement is hereby amended to read as follows:

           3.  Duties of Lamberti.   During the period of his employment in the
               capacity as Chairman of the Executive Committee, Lamberti will perform his duties to the best of his ability, subject to the control of the Board of Directors. It is agreed and understood that Lamberti shall act as liaison between the Chief Executive Officer of the Company and the Board of Directors to assure that all matters for consideration are communicated to members on a timely basis. At times when neither the Board of Directors nor the Executive Committee are in session, Lamberti shall be available to receive the report of the Chief Executive Officer on their behalf. In addition, Lamberti shall have such other duties and responsibilities as shall be mutually agreed upon by Lamberti and the Chief Executive Officer of the Company, including but not limited to providing assistance to the Chief Executive Officer in representing the Company at business or
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               public occasions.  The Company agrees that Lamberti shall
               continue to occupy his present office as Chairman of the Executive Committee and shall at all times have such authority and discretion as is required in the carrying out of Lamberti's duties in a proper and efficient manner, subject to review by the Chief Executive Officer and the Board of Directors.

     2.       OTHER REFERENCES TO POSITION AS CHIEF EXECUTIVE OFFICER.

     All other references in the Original Agreement to Lamberti's position and service as Chief Executive Officer of the Company are hereby amended to hereafter refer to Lamberti's position and service as Chairman of the Executive Committee.

     3. RATIFICATION. Except as set forth herein, the terms and conditions of the Original Agreement are hereby ratified, confirmed and approved.

     4. EFFECTIVE DATE OF AMENDMENT. The amendments provided for herein shall be deemed effective as of May 1, 1998.

     IN WITNESS WHEREOF, the respective parties have caused this Amendment to be executed as of the day and year first above written.

                                               CASEY'S GENERAL STORES, INC.



                                      By:      /s/ Ronald M. Lamb
                                               -----------------------------
                                               Ronald M. Lamb, President
ATTEST:



By:      /s/ John G. Harmon
         -------------------------------
         John G. Harmon, Corporate Secretary



                                      By:      /s/ Donald F. Lamberti
                                               ------------------------------
                                               Donald F. Lamberti